Exhibit 10.7

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

INDEX LICENSE AGREEMENT

Between

DOW JONES & COMPANY, INC.

And

THE BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

Effective: September 11, 2007

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Table of Contents

ARTICLE I – DEFINITIONS; INTERPRETATION		1
1.	Definitions	1
2.	Interpretation	4

ARTICLE II – TERMS AND CONDITIONS		5
1.	Grant of License.	5
2.	Term.	7
3.	License Fees.	7
4.	Termination.	8
5.	Dow Jones Obligations: Licensee’s Obligations.	10
6.	Intellectual Property.	11
7.	Proprietary Rights.	14
8.	Warranties: Disclaimers.	15
9.	Indemnification.	16
10.	Suspension of Performance.	17
11.	Injunctive Relief.	17
12.	Other Matters.	17

INDEX OF ATTACHMENTS		21
SCHEDULE A. LICENSED INDEXES		22
SCHEDULE B. DOW JONES MARKS		23
SCHEDULE C. LICENSE FEES		24
SCHEDULE D. DISCLAIMER		26
SCHEDULE E. SUBLICENSE		27
SUBLICENSEE		28

i

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

INDEX OF ATTACHMENTS

SCHEDULES:

Schedule A	Licensed Indexes
Schedule B	Licensed Marks
Schedule C	License Fees
Schedule D	Disclaimer
Schedule E	Draft Sublicense

ii

This Agreement (“Agreement”), dated as of September 11, 2007 (the “Effective Date”), is made by and between Dow Jones & Company, Inc. (“Dow Jones”), having an office at 200 Liberty Street, New York, New York 10281, and the Board of Trade of the City of Chicago, Inc. (the “Licensee”), having an office at 141 West Jackson Boulevard, Chicago, Illinois 60604.

WHEREAS, Dow Jones compiles, calculates and maintains the indexes specified on Schedule A hereto (the “Licensed Indexes”), and Dow Jones owns rights in and to the Licensed Indexes, the proprietary data contained therein, and the Dow Jones Marks (defined below) (such rights, including without limitation, copyright, patents, database rights, trademark and service marks and the goodwill associated therewith, proprietary rights and trade secrets, such rights being hereinafter collectively referred to as the “Intellectual Property”) and

WHEREAS, Dow Jones uses in commerce and has trade name and/or trademark rights to certain designations defined in Schedule C and those designations identifying the indexes listed on Schedule A hereto (such rights being hereinafter individually and collectively referred to as the “Dow Jones Marks”) and

WHEREAS, Dow Jones and License are currently parties to a Agreement (inclusive of all amendments referred to as the “1997 Agreement “), which will expire on December 31, 2007 pursuant to which Licensee uses certain of the Licensed Indexes and the Dow Jones Marks in connection with (i) the listing for trading, marketing and promotion of the Products and (ii) making disclosure about the Products under applicable laws, rules and regulations in order to indicate that Dow Jones is the source of the Licensed Indexes.

WHEREAS, Dow Jones and Licensee wish to enter into a new licensing arrangement by entering into this Agreement pursuant to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is agreed as follows:

ARTICLE I – DEFINITIONS; INTERPRETATION

1.	Definitions

The following words and phrases have the following meanings for purposes of this Agreement.

1.1	“1997 Agreement” has the meaning set forth in the Recitals to this Agreement.

1.2	“Agreement” has the meaning set forth in the Recitals to this Agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

1.3	“Breaching Party” means a party who materially breaches this Agreement.

1.4	“CBOT” means the Board of Trade of the City of Chicago, Inc.

1.5	“CFTC” means United States Commodity Futures Trading Commission.

1.6	“Change in the Law” has the meaning set forth in Article II, Section 6.8.

1.7	“Confidential Information” means (i) any documentation or other materials that are marked as “Confidential” by the providing party, (ii) information that is disclosed orally and is indicated as “Confidential” at the time of disclosure or ought reasonably to be considered confidential under the circumstances and (iii) the terms of this Agreement. Confidential Information as described in clause (i) of the preceding sentence shall not include (A) any information that is available to the public or to the receiving party hereunder from sources other than the providing party (provided that such source is not subject to a confidentiality agreement with regard to such information) or (B) any information that is independently developed by the receiving party without use of or reference to Confidential Information from the providing party.

1.8	“Control” means ownership of more than fifty percent (50%) of the voting securities.

1.9	“DJIA” means the Dow Jones Industrial Average index.

1.10	“Dow Jones Marks” has the meaning set forth in the Recitals to this Agreement.

1.11	“Dow Jones” means Dow Jones & Company, Inc.

1.12	“Effective Date” has the meaning set forth in the preamble to this Agreement.

1.13	“Exclusively Licensed Indexes” has the meaning set forth in Schedule A to this Agreement.

1.14	“Exclusive Products” has the meaning set forth in Schedule C.

1.15	“Informational Materials” means, collectively, informational materials to be used in connection with the Products (including, when applicable, press releases, advertisements, brochures, flyers, handouts, web pages, and promotional and any other similar informational materials, and any documents or materials required to be filed with governmental or regulatory agencies) that in any way use or refer to Dow Jones, any of the Licensed Indexes or any of the Dow Jones Marks.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

1.16	“Initial Term” means the initial contract period of time beginning on January 1, 2008 through December 31, 2014.

1.17	“Intellectual Property” has the meaning set forth in the Recitals to this Agreement.

1.18	“ISE Litigation” has the meaning set forth in Article II, Section 4.3.

1.19	“License Fees” means the fees payable by Licensee to Dow Jones under this Agreement.

1.20	“Licensed Indexes” has the meaning set forth in the Recitals to this Agreement.

1.21	“Licensee” has the meaning set forth in the Recitals to this Agreement.

1.22	“Losses” has the meaning set forth in section 9.1 of this Agreement.

1.23	“Market Data” shall mean bids, asks and market prices, opening and closing range prices, high-low prices, settlement prices, estimated and actual contract volume and other information regarding Licensee’s market activity, including exchange for physical transactions (excluding the values (e.g., index symbol, close, net change, net % change, open, high, low, etc.) of the Licensed Indexes).

1.24	“Non-exclusively Licensed Indexes” has the meaning set forth in Schedule A to this Agreement.

1.25	“Non-breaching Party” has the meaning set forth in Article II, Section 4.1.

1.26	“Pending Products” means Products that are listed by Licensee when this Agreement is terminated.

1.27	“Per Contract Fees” has the meaning set forth in Schedule C.

1.28	“Products” means standardized futures contracts and options on futures contracts that are traded on an exchange and based upon one or more of the Licensed Indexes and that are to be traded on or through the Licensee. Products shall be based on the whole Index and not any subset of or any of the components of any Index. Contracts for difference (CFDs) and spread betting are not Products for the purposes of this Agreement. Products may be quoted as described in Article II, Section 1.9.

1.29	“Proposed Index” means an index that Licensee may propose to Dow Jones to provide from time to time.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

1.30	“Quarterly Minimum” has the meaning set forth in Schedule C.

1.31	“Renewal Term(s)” means the period(s) of time after the Initial Term during which this agreement is in force.

1.32	“Sublicense Agreement” has the meaning set forth in Article II, Section 1.10.

1.33	“Suspension Period” has the meaning set forth in Article II, Section 6.8 and 6.9.

1.34	“Target Launch Date” has the meaning set forth in Schedule A.

1.35	“Term” means the Initial Term and any Renewal Terms.

1.36	“Unlicensed User” means an exchange that uses one or more of the Exclusively Licensed Indexes or related Dow Jones Marks in connection with Products without the prior written consent of Licensee and Dow Jones.

2.	Interpretation

2.1	The term “include” (in all its forms) means “include, without limitation” unless the context clearly states otherwise.

2.2	All references in this Agreement to Articles, Sections, Schedules and Attachments, unless otherwise expressed or indicated are to the Articles, Sections, Schedules and Attachments of this Agreement.

2.3	Words importing persons include firms, associations, partnerships, trusts, corporations and other legal entities, including public bodies, as well as natural persons.

2.4	Any headings preceding the text of the Articles and Sections of this Agreement and any table of contents or marginal notes appended to it, are solely for convenience or reference and do not constitute a part of this Agreement, nor do they affect the meaning, construction or effect of this Agreement.

2.5	Words importing the singular include the plural and vice versa.

2.6	All references to a number of days mean calendar days, unless expressly indicated otherwise.

2.7	All references to “reasonable efforts” shall include taking into account all relevant commercial and regulatory factors.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

2.8	All references to “regulation” or “regulatory proceedings” shall include regulations or proceedings by self-regulatory organizations such as securities or futures exchanges.

ARTICLE II – TERMS AND CONDITIONS

1.	Grant of License.

1.1	Subject to the terms and conditions of this Agreement, during the Term of this Agreement, Dow Jones hereby grants to Licensee a non-transferable sole and exclusive license on a worldwide 24-hour basis to use and, with the prior written consent of Dow Jones or pursuant to Article II, Section 1.10, to sublicense the Exclusively Licensed Indexes solely in connection with creating, listing, trading, clearing, marketing, and promoting the Products. Dow Jones shall not grant a license to any person in contravention of this Article II, Section 1.1.

1.2	Subject to the terms and conditions of this Agreement, during the Term of this Agreement , Dow Jones hereby grants to Licensee a non-transferable non-exclusive license on a worldwide 24-hour basis to use the Non-exclusively Licensed Indexes solely in connection with creating, listing, trading, clearing, marketing, and promoting the Products; provided, however, Dow Jones reserves the right to terminate the foregoing license with respect to individual Non-exclusively Licensed Indexes upon written notice to Licensee if Licensee has not commenced trading a Product based on such Non-exclusive Index(es) by the applicable Target Launch Date identified in Schedule A.

1.3	Subject to the terms and conditions of this Agreement, during the Term of this Agreement , Dow Jones hereby grants to Licensee a non-transferable license to use and refer to and, with the prior written consent of Dow Jones or pursuant to Article II, Section 1.10, to sublicense the Dow Jones Marks in connection with Licensee’s creating, listing, trading, clearing, marketing, and promoting the Products in order to indicate the source of the Licensed Indexes and as may otherwise be required by applicable laws, rules or regulations or under this Agreement .

1.4

Prior to December 31, 2010, Dow Jones shall not grant a license to use a “Dow Jones” branded index (e.g., not a co-branded index) based in whole on U.S. equities that is developed by Dow Jones on or after the Effective Date for any futures contract or option on a futures contract traded on an exchange, board of trade of other entity regulated by the CFTC, to any third party unless Dow Jones has first offered in writing to license such index to Licensee. If Licensee responds in writing to Dow Jones’ offer within thirty (30) days, Dow Jones and Licensee shall negotiate in good

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

faith, exercising reasonable efforts to agree on the terms of such license. If Licensee does not respond in writing to Dow Jones’ offer within thirty (30) days of its receipt, or if Dow Jones and Licensee have not executed a written agreement granting such a license to Licensee with the Product having been launched within thirty (30) days after Licensee’s initial response, then Dow Jones may license such index to any other third party; provided that the terms of any such license granted shall not be more favorable than those offered to or negotiated with Licensee.

1.5	Nothing contained in this Agreement constitutes a license to the Licensee to use any one or more of the Licensed Indexes other than in connection with the creating, listing, trading, clearing, marketing, and promoting the Products.

1.6	The Licensee acknowledges that the Licensed Indexes and the Dow Jones Marks are the exclusive property of Dow Jones and that Dow Jones has and retains all Intellectual Property and other proprietary rights therein. Except as otherwise specifically provided herein, Dow Jones reserves all rights to the Licensed Indexes and the Dow Jones Marks, and this Agreement shall not be construed to transfer to the Licensee any ownership right to, or equity interest in, the Licensed Indexes or the Dow Jones Marks, or in any Intellectual Property or other proprietary rights pertaining thereto.

1.7	The Licensee acknowledges that the Licensed Indexes and their compilation and composition, and any changes therein, are and will be in the complete control and sole discretion of Dow Jones.

1.8	Aside from the limitations set forth in the scope of the licenses granted herein and Dow Jones’ limited approval rights provided below, there will be no restrictions placed on how Licensee structures Products or how Licensee offers Products for trading. For example, Licensee may facilitate spread trading among Products and other products through special quoting or pricing mechanisms. For the avoidance of doubt, Licensee may continue to offer Products for trading through any trading or quoting mechanism that Licensee offers as of the Effective Date, including quoting based on volatility. If spread trading results in multiple Products being traded and Licensee collecting fees for those Products, Licensee shall pay Dow Jones the License Fees for each of those Products as if each Product had traded separately. If Licensee lists a spread product reflecting an interest in multiple Products as a separate instrument such that one Product is traded and Licensee collects fees for one Product, Licensee shall pay Dow Jones a license fee for one Product at the ***** rate that would apply to any included Product.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

1.9	Licensee may list Products of various contract sizes based on a Licensed Index. As of the Effective Date, Licensee may list a Product based on the Dow Jones Industrial Average with a contract size of approximately ten (10) times the value of the DJIA and a different Product with a contract size of approximately five (5) times the value of the DJIA. Any new contract size shall be subject to Dow Jones’ prior approval, which approval shall not be unreasonably withheld.

1.10	Notwithstanding any other provision of this Agreement, Dow Jones grants Licensee the right to sublicense its rights with respect to the Exclusively Licensed Indexes and the Dow Jones Marks that designate such indexes to any other exchange for use with Products subject to such exchange executing a Sublicense Agreement substantially in the form attached as Schedule E (a “Sublicense Agreement”).

1.11	Subject only to Article II, Section 1.1, nothing contained in this Agreement shall restrict Dow Jones from licensing any one or more of the Licensed Indexes or the Dow Jones Marks to any other person or entity at any time.

1.12	Notwithstanding any other provision of this Agreement, Dow Jones shall not grant a license to any third party to use the Exclusively Licensed Indexes and related Dow Jones Marks as the basis of exchange-traded or OTC contracts for difference or spread betting traded in the United States unless (a) Dow Jones has first obtained Licensee’s prior written consent, which consent shall not be unreasonably withheld and (b) Dow Jones and Licensee ***** received in connection with such license as mutually agreed.

2.	Term.

The Initial Term of this Agreement shall commence January 1, 2008 and continue through December 31, 2014. This Agreement shall automatically renew for a first renewal term of five (5) years and for successive annual renewal terms thereafter (collectively “Renewal Terms”) unless either Party gives written notice of non-renewal to the other Party at least six (6) months prior to the end of the Initial Term or then-current Renewal Term, or this Agreement is otherwise terminated earlier as provided herein. Notwithstanding the Term, the Agreement shall be binding on the parties as of the Effective Date.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

3.	License Fees.

3.1	As consideration for the license granted herein, the Licensee shall pay to Dow Jones or the Dow Jones affiliate designated by Dow Jones the License Fees as set forth on Schedule C hereto.

3.2	Dow Jones shall have the right to audit on a confidential basis the relevant books and records of the Licensee to confirm the accuracy of any one or more calculations of License Fees. Dow Jones shall bear its own costs of any such audit unless it is determined that Dow Jones has been underpaid by 5% or more with respect to the payments being audited, in which case Dow Jones’ costs of such audit shall be paid by the Licensee.

3.3	As consideration for entry into this License Agreement, Licensee shall pay Dow Jones an upfront fee of $***** payable in full as of January 1, 2008. Dow Jones shall issue an invoice, which Licensee shall pay within thirty (30) days of the date thereof. If Licensee is obligated to make a Hart-Scott-Rodino filing and as a result the exclusive license granted herein is significantly curtailed or limited, either party may terminate the License Agreement upon written notice to the other within ninety (90) days of such ruling and, in connection with such termination, Dow Jones shall refund the $***** upfront fee.

3.4	For the avoidance of doubt, the upfront fee and the License Fees shall be deemed “Confidential Information” under this Agreement.

4.	Termination.

4.1	If either party (“Breaching Party”) materially breaches this Agreement, then the other party (“Non-breaching Party”) may terminate this Agreement, effective thirty (30) days after written notice thereof to the other party (with reasonable specificity as to the nature of the breach and including a statement as to such party’s intent to terminate), unless the Breaching Party shall correct such breach within such 30-day period.

4.2

The Licensee or Dow Jones may terminate this Agreement with respect to any one or more specific Indexes (but not the Agreement in its entirety) upon ninety (90) days prior written notice to the other (or such lesser period of time as may be necessary pursuant to law, rule, regulation or court order) if (i) any legislation or regulation is finally adopted or any government interpretation is issued that prevents the Licensee from listing for trading, marketing or promoting such Product; (ii) any material litigation or material regulatory proceeding regarding a Product based on such a Licensed Index is commenced and such party reasonably believes that such litigation or regulatory proceeding is reasonably likely to have a material and adverse effect on the good name or reputation of such party. Licensee reserves the right to de-list any Product based on a Licensed Index at any time; provided, however, any such delisting shall not give

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

rise to a termination right with respect to this Agreement. The parties to this Agreement agree that the pending litigation between CBOE, S&P, Dow Jones and the International Securities Exchange (the “ISE Litigation”), would not trigger a right to terminate under this section 4.2.

4.3	Dow Jones may terminate this Agreement upon ninety (90) days prior written notice to the Licensee (or such lesser period of time as may be necessary pursuant to law, rule, regulation or court order) if (i) any legislation or regulation is finally adopted or any government interpretation is issued that in Dow Jones’ reasonable judgment materially impairs Dow Jones’ ability to license and provide the Licensed Indexes or the Dow Jones Marks under this Agreement; (ii) any litigation or proceeding is commenced which relates, directly or indirectly, to Dow Jones licensing and providing the Licensed Indexes or the Dow Jones Marks under this Agreement, or any such litigation proceeding is threatened and Dow Jones reasonably believes that such litigation or proceeding would be reasonably likely to have a material and adverse effect on the Licensed Indexes or the Dow Jones Marks or on Dow Jones’ ability to perform under this Agreement; or (iii) any material litigation or material regulatory proceeding regarding a Product based on an Index is commenced and Dow Jones reasonably believes that such litigation or regulatory proceeding is reasonably likely to have a material and adverse effect on the good name or reputation of Dow Jones. The parties to this Agreement agree that the ISE Litigation would not trigger the right to terminate under this section 4.3.

4.4	Dow Jones may terminate this Agreement upon written notice to the Licensee if any securities exchange ceases to provide data to Dow Jones necessary for providing all of the Licensed Indexes, terminates Dow Jones’ right to receive data in the form of a “feed” from such securities exchange, materially restricts Dow Jones right to redistribute data received from such securities exchange, or institutes charges of a type or to an extent applicable to Dow Jones (and not to others generally) for the provision of data to Dow Jones or the redistribution of data by Dow Jones. If such cessation restricts Dow Jones’ ability to met its obligations of only a subset of the Licensed Indexes, then Dow Jones’ right terminate under this Section 4.4 shall apply only to such subset of the Licensed Indexes and not the Agreement in its entirety.

4.5	Notwithstanding anything to the contrary herein, in the event that there shall occur any change in law (statutory law, case law or otherwise) relating to or affecting the liability of index providers to third parties, and Dow Jones thereafter ceases to engage in the business of providing real-time data with respect to indexes or licensing real-time indexes as the basis of Products, Dow Jones shall have the right to terminate this Agreement upon written notice to the Licensee.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

4.6	Notwithstanding anything to the contrary herein, Dow Jones shall have the right, in its sole discretion, to cease compiling, calculating and publishing values of any one or more of the Licensed Indexes, and to terminate this Agreement with respect only to such Indexes, at any time that Dow Jones determines such Indexes no longer meet or will not be capable of meeting the criteria established by Dow Jones for maintaining such Indexes (and in such event Dow Jones will use all reasonable efforts to provide Licensee as much prior notice as is reasonably practicable under the circumstances).

4.7	In the event either the Licensee or Dow Jones shall give proper notice of termination pursuant to this Section 4 (but excluding Section 4.6), any Pending Products may continue to be traded to the expiration date thereof, and (i) to the extent necessary for such purpose, the license granted in Article II, Sections 1.1-1.3 and Dow Jones’ obligations under Article II, Sections 5.2 and 7, and (ii) the Licensee’s obligations under Article II, Sections 6, 7, 8.2 shall be deemed to continue until the expiration date of the last of such Pending Products. Notwithstanding the above, any Pending Products without open interest which are farther out than the farthest contract month with open interest shall be terminated. Notwithstanding the above, in the event of a termination by Dow Jones under Section 4.1 by reason of any breach by the Licensee relating to its obligations under this Agreement with respect to Dow Jones’ Intellectual Property, Section 6.7 shall continue to apply to the Licensee. Notwithstanding the foregoing, in the event of a termination by reason of discontinuance of any Licensed Index under Sections 4.4, 4.5 or 4.6, Dow Jones shall, at the time the notice of termination is provided to the Licensee, provide to the Licensee a non-exclusive, perpetual and royalty-free license effective as of the date of the discontinuance and a list of companies, shares outstanding and divisors for the terminated Licensed Index as of the date of discontinuance. The Licensee shall not thereafter make any reference to the Dow Jones Marks in respect of the discontinued Licensed Index (except as provided in the next sentence) and Dow Jones shall have no further obligations to the Licensee with respect to the discontinued Licensed Index, or any Product based thereon, after furnishing the Licensee with the aforesaid information. In any such event, the Licensee shall redesignate the Licensed Index and the Products based thereon without the use of any of the Dow Jones Marks and may continue to list for trading Pending Products as if no notice of termination had been received, except that, until termination of the license, such index shall be described as the “ Index” formerly “Dow Jones Index”. Thereafter, upon termination of the license, the Licensee may promote and list for trading indexed products based upon the securities index designated by the name “ Index” or equivalent provided that the Licensee prominently disclaims any relationship with Dow Jones in respect thereto.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

5.	Dow Jones Obligations: Licensee’s Obligations.

5.1	Dow Jones is not, and shall not be, obligated to engage in any way or to any extent in any marketing or promotional activities in connection with the Products or in making any representation or statement to investors or prospective investors in connection with the marketing or promotion of the Products by the Licensee. At the Licensee’s request, Dow Jones will provide Licensee with all reasonable cooperation in connection with Licensee obtaining and maintaining regulatory approval for the Products.

5.2	Dow Jones agrees to provide reasonable support for the Licensee’s development and educational efforts with respect to the Products as follows:

5.2.1	Dow Jones shall respond in a timely fashion to any reasonable requests by the Licensee for information regarding the Licensed Indexes.

5.2.2	Dow Jones or its agent shall, or Dow Jones shall arrange for a third party vendor to, calculate, and provide to the Licensee via a feed the values of each of the Licensed Indexes at least once every fifteen (15) seconds, or more frequently if agreed by the parties, on each day that the New York Stock Exchange (or the applicable exchange from which such Index is derived) is open for trading, in accordance with Dow Jones’ current procedures, which procedures may be modified by Dow Jones.

5.2.3	Dow Jones shall promptly correct, or instruct its agent to correct, any mathematical errors made in Dow Jones’ computations of the Licensed Indexes of which Dow Jones becomes aware in accordance with Dow Jones Indexes’ then-current data correction policy.

5.3	Dow Jones shall use reasonable efforts to safeguard the confidentiality of all impending changes in the components or method of computation of the Licensed Indexes until such changes are publicly disseminated, and shall require the same of any agent with whom it has contracted for computation thereof. Dow Jones shall implement reasonable procedures so that only those persons at Dow Jones directly responsible for changes in the composition or method of computation of the Licensed Indexes shall be granted access to information respecting impending changes.

5.4	Notwithstanding anything herein to the contrary, nothing in this Section 5 shall give the Licensee the right to exercise any judgment or require any changes with respect to Dow Jones’ method of composing, calculating or determining the Licensed Indexes. Nothing in this Section 5 shall be deemed to modify the provisions of Section 9 of this Agreement.

5.5

Throughout the Term, the Licensee and any Affiliate exercising rights under this Agreement, shall maintain, as part of its rules, to be set forth in the terms of the Products and in Licensee’s or such Affiliate’s Rules or Regulations, a limitation of

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

liability of licensors of indexes, with respect to trading on or through the Licensee, which is in the form and substance substantially as set forth in CBOT’s Rule Book as of the Effective Date.

6.	Intellectual Property.

6.1	During the Term, Dow Jones shall use its best efforts to maintain in full force and effect U.S. federal registrations of the “Dow Jones”, “DJIA” and “The Dow” service marks. The Licensee shall reasonably cooperate with Dow Jones in the maintenance of such rights and registrations and shall do such acts and execute such instruments as are reasonably necessary or appropriate for such purpose. The Licensee shall use the following notices or such similar language as may be approved in advance in writing by Dow Jones when referring to any of the Licensed Indexes or any of the Dow Jones Marks in any Informational Materials:

6.1.1	Informational Materials that discuss one or more Products or Licensed Indexes in detail:

“Dow Jones,” and ‘[INSERT Name of Index(es)],” are trademarks of Dow Jones & Company, Inc. used under license. The futures and futures options contracts based on these indexes are not sponsored, endorsed, sold, or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of trading in such contracts.

6.1.2	Licensee may use “The Dow” in Informational Materials only in close proximity to the name “Dow Jones”, or the name of a Licensed Index that conspicuously and prominently uses the name “Dow Jones.” In telecasts where screen space limitations make this impractical, the numerical value of a Licensed Index may be used instead of the name “Dow Jones”, provided it is clear that the broadcast is referring to a Dow Jones index.

6.2

The Licensee agrees that the Dow Jones Marks and all Intellectual Property and other rights, registrations and entitlement thereto, together with all applications, registrations and filings with respect to any of the Dow Jones Marks and any renewals and extensions of any such applications, registration and filings, are and shall remain the sole and exclusive property of Dow Jones. The Licensee agrees to cooperate with Dow Jones in the maintenance of such rights and registrations and shall do such acts and execute such instruments as are reasonably necessary or appropriate for such purpose. The Licensee acknowledges that each of the Dow Jones Marks is part of the business and goodwill of Dow Jones and agrees that it shall not, during the term of this Agreement or thereafter, contest the fact that the Licensee’s rights in the Dow Jones Marks under this Agreement (i) are limited solely to the use of the Dow Jones Marks in connection with the listing for trading, marketing, and/or promotion of the Products and disclosure about the Products under applicable

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

law as provided in Article II, Sections 1.1—1.3, and (ii) shall cease upon termination of this Agreement, except as otherwise expressly provided herein. The Licensee recognizes the great value of the reputation and goodwill associated with the Dow Jones Marks and acknowledges that such goodwill associated with the Dow Jones Marks belongs exclusively to Dow Jones, and that Dow Jones is the owner of all right, title and interest in and to the Dow Jones Marks in connection with the Products. The Licensee further acknowledges that all rights in any translations, derivatives or modifications in the Dow Jones Marks which may be created by or for the Licensee shall be and shall remain the exclusive property of Dow Jones and said property shall be and shall remain a part of the Intellectual Property subject to the provisions and conditions of this Agreement. During the Term of this Agreement, Licensee shall not, either directly or indirectly, contest Dow Jones’ exclusive ownership of any of the Intellectual Property.

6.2.1	Dow Jones consents to Licensee’s use of the Dow Jones Mark in conjunction with the Licensee’s own trademark(s). Such resulting mark shall be owned by Dow Jones, and shall be part of the Intellectual Property of Dow Jones and included in the Dow Jones Marks as defined herein. With respect to any such composite mark: (i) Dow Jones shall not register or apply for registration of such mark; (ii) Dow Jones shall not use such mark without Licensee’s prior written consent, which shall not be unreasonably withheld; and (iii) after termination or expiration of this Agreement, Dow Jones shall disclaim ownership rights in Licensee’s own trademark forming a part of such mark and shall assign to Licensee any rights in Licensee’s own trademark forming a part of such mark and the goodwill associated therewith that Dow Jones might have acquired during the Term.

6.3	In the event that the Licensee learns of any infringement or imitation of any of the Licensed Indexes and/or any Dow Jones Mark, or of any use by any person of a trademark similar to any of the Dow Jones Marks, it shall promptly notify Dow Jones. Dow Jones shall take such action as it deems advisable for the protection of rights in and to the Licensed Indexes and the Dow Jones Marks and, if requested to do so by Dow Jones, the Licensee shall cooperate with Dow Jones in all respects, at Dow Jones’ expense, including, without limitation, by being a plaintiff or co-plaintiff and, upon Dow Jones’ reasonable request, by causing its officers to execute appropriate pleadings and other necessary documents. In no event, however, shall Dow Jones be required to take any action it deems inadvisable. The Licensee shall have no right to take any action which would materially affect any of the Licensed Indexes and/or any of the Dow Jones Marks without Dow Jones’ prior written approval.

6.4

The Licensee shall use its best efforts to protect the goodwill and reputation of Dow Jones, the Licensed Indexes and the Dow Jones Marks in connection with its use of the Licensed Indexes and any of the Dow Jones Marks under this Agreement. The Licensee shall submit to Dow Jones, for Dow Jones’ review and approval, and the Licensee shall not use until receiving Dow Jones’ approval

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

thereof in writing, all Informational Materials. Dow Jones’ approval shall be required with respect to the use of and description of Dow Jones, any of the Licensed Indexes or any of the Dow Jones Marks. Dow Jones shall notify the Licensee of its approval or disapproval of any Informational Materials within 72 hours (excluding any day which is a Saturday or Sunday or a day on which the New York Stock Exchange is closed) following receipt thereof from the Licensee. Once Informational Materials have been approved by Dow Jones, subsequent Informational Materials which do not alter the use or description of Dow Jones, such Licensed Indexes or such Dow Jones Marks, as the case may be, need not be submitted for review and approval by Dow Jones.

6.5	Except as may be expressly otherwise agreed in writing by Dow Jones, or as otherwise permitted or required under this Agreement, the Dow Jones Marks and the Licensee’s marks, the marks of any of their respective affiliates or the marks of any third party, to the extent they appear in any Informational Material, shall appear separately and shall be clearly identified with regard to ownership. Whenever the Dow Jones Marks are used in any Informational Material in connection with any of the Products, the name of the Licensee shall appear in close proximity to the Dow Jones Marks so that the identity of the Licensee, and its status as an authorized licensee of such Dow Jones Marks, is clear and obvious.

6.6	The Licensee agrees that any proposed change in the use of the Dow Jones Marks shall be submitted to Dow Jones for, and shall be subject to, Dow Jones’ prior written consent.

6.7	If at any time Dow Jones is of the opinion that the Licensee is not properly using the Intellectual Property in connection with the Products or Informational Materials, or that the standard of quality of any of the Products or Informational Materials does not conform to the standards as set forth herein, Dow Jones shall give notice to the Licensee to that effect. Upon receipt of such notice, the Licensee shall forthwith correct the defects in the non-conforming Products or Informational Materials so that they comply with all required standards or cease (subject to regulatory requirements) the listing, marketing and promotion of the non-conforming Products or Informational Materials.

6.8

If Dow Jones is notified by Licensee of any Unlicensed User trading in Products in the United States *****, Dow Jones shall use its commercially reasonable efforts to terminate such use, which may include, without limitation, initiating litigation against any such Unlicensed User; provided, however, if Dow Jones does not use or initiate such commercially reasonable efforts within ninety (90) days of such notice, then Licensee shall have the right to retain the license rights hereunder and notwithstanding Article 3 and Schedule C of this Agreement, the License Fees on a going forward basis shall be a one time fee of $***** until the earlier of (a) the later of (i) the effective date of a change in the law (a “Change in the Law”) that enables an index publisher, such as Dow Jones, to require a license, such as the one granted under this Agreement, to list and trade futures contracts and/or options on futures contracts based on an index; and (ii) the

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

cessation of all unauthorized use of the Exclusively Licensed Indexes by Unlicensed Users; and (b) the expiration of the then current term (the “Suspension Period”); provided, however, except for the license set forth in this Section 6.8, neither party shall have any obligations to the other during such Suspension Period.

6.9	If any court of competent jurisdiction in the United States issues a final determination that is not appealed within 90 days such that a derivatives exchange, such as Licensee, is not required to obtain a license, such as the license granted under this Agreement, from an index compiler, such as Dow Jones, in order to list and trade futures contracts and options on futures contracts based on such index, such as the Licensed Indexes, notwithstanding Article 3 and Schedule C of this Agreement, the License Fees on a going forward basis shall be a one time fee of $***** until the earlier of (a) the effective date of a Change in the Law; and (b) the expiration of the then current term (also, the “Suspension Period”); provided, however, except for the license granted in this Section 6.9, neither party shall have any obligations to the other during the Suspension Period.

6.10	Except as otherwise expressly provided in Article II, Section 4.7, nothing set forth in this Agreement shall be interpreted as granting Licensee any right to calculate the values of any of the Licensed Indexes or any other Dow Jones index during or after this Agreement is terminated.

7.	Proprietary Rights.

7.1	The Licensee expressly acknowledges and agrees that the Licensed Indexes are selected, compiled, coordinated, arranged and prepared by Dow Jones through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by Dow Jones. The Licensee also expressly acknowledges and agrees that the Licensed Indexes and the Dow Jones Marks are valuable assets of Dow Jones and the Licensee agrees that it will take reasonable measures to prevent any unauthorized use of the information provided to it concerning the selection, compilation, coordination, arrangement and preparation of the Licensed Indexes.

7.2	Dow Jones expressly acknowledges and agrees that: (i) Licensee has the exclusive property rights in and to Market Data; (ii) Market Data constitutes valuable information and proprietary rights of Licensee; and (iii) Licensee’s trademarks and trade names, including but not limited to, Chicago Board of Trade, Board of Trade, and CBOT, are valuable assets of Licensee.

7.3	Each party shall treat as confidential and shall not disclose or transmit to any third party any Confidential Information.

7.4	Notwithstanding the foregoing, either party may reveal Confidential Information to any regulatory agency or court of competent jurisdiction if such information to be

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

disclosed is (i) approved in writing by the providing party for disclosure or (ii) required by law, regulatory agency or court order to be disclosed by the receiving party, provided, if permitted by law, that prior written notice of such required disclosure is given to the providing party and provided further that the receiving party shall cooperate with the providing party to limit the extent of such disclosure. The provisions of Article II, Sections 7.3 and 7.4 shall survive termination or expiration of this Agreement for a period of five (5) years from disclosure by either party to the other of the last item of such Confidential Information.

8.	Warranties: Disclaimers.

8.1	Each party represents and warrants to the other that it has the authority to enter into this Agreement according to its terms, and that its execution and delivery of this Agreement and its performance hereunder will not violate any agreement applicable to it or violate any applicable laws, rules or regulations. Dow Jones represents that it owns and has the right to license hereunder the Intellectual Property licensed hereunder. The Licensee represents and warrants to Dow Jones that the Products listed for trading, and the marketing and promotion thereof, by the Licensee will not violate any agreement applicable to the Licensee or violate any applicable laws, rules or regulations, including without limitation, securities, commodities, and banking laws.

8.2	The Licensee shall include the statement contained in Schedule D hereto in each contract designation application and in the terms and conditions of any Products (and upon request shall furnish copies thereof to Dow Jones), and the Licensee expressly agrees to be bound by the terms of the statement contained in Schedule D hereto (which terms are expressly incorporated herein by reference and made a part hereof). Any changes in the statement contained in Schedule D hereto must be approved in advance in writing by an authorized officer of Dow Jones.

8.3	Without limiting the disclaimers set forth in this Agreement (including in Schedule D hereto), in no event shall the cumulative liability of Dow Jones to the Licensee and its respective affiliates under or relating to this Agreement at any time exceed the aggregate amount of License Fees received by Dow Jones pursuant to this Agreement prior to such time.

8.4

Notwithstanding any other provision of this Agreement, in no event shall Dow Jones be liable to the Licensee and its affiliates for damages of any kind (whether monetary, special, indirect, exemplary, incidental, consequential or otherwise) in connection with any breach by Dow Jones of any of its covenants under this Agreement. In addition, in no event shall either Dow Jones, on the one hand, or the Licensee on the other hand, be liable to the one another and their respective affiliates for more than an aggregate of $***** (in respect of any and all claims) for any special, indirect, exemplary, incidental or consequential damages (including loss of profits or savings, even if such other party has been advised,

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

knows or should know of the possibility of same arising in connection with this Agreement; provided, however, the foregoing limitation of liability shall not apply to (a) any claims of Dow Jones in respect of the fees payable pursuant to Article II, Section 3 hereunder or (b) the parties’ obligations pursuant to Article II, Section 9.

9.	Indemnification.

9.1	The Licensee shall indemnify and hold harmless Dow Jones and its affiliates, and their respective officers, directors, members, employees and agents, against any and all judgments, damages, liabilities, costs and losses of any kind (including reasonable attorneys’ and experts’ fees) (collectively, “Losses”) that arise out of or relate to (i) any breach by the Licensee of its representations and warranties or covenants under this Agreement, or (ii) any claim, action or proceeding that arises out of or relates to (x) this Agreement or (y) the Products (including, without limitation, spread trading, special quoting and pricing mechanisms); provided, however, that Dow Jones must promptly notify the Licensee in writing of any such claim, action or proceeding (but the failure to do so shall not relieve the Licensee of any liability hereunder except to the extent the Licensee has been materially prejudiced there from). The Licensee may elect, by written notice to Dow Jones within ten (10) days after receiving notice of such claim, action or proceeding from Dow Jones, to assume the defense thereof with counsel reasonably acceptable to Dow Jones. If the Licensee does not so elect to assume such defense or disputes its indemnity obligation with respect to such claim, action or proceeding, or if Dow Jones reasonably believes that there are conflicts of interest between Dow Jones and the Licensee or that additional defenses are available to Dow Jones with respect to such defense, then Dow Jones shall retain its own counsel to defend such claim, action or proceeding, at the Licensee’s expense. The Licensee shall periodically reimburse Dow Jones for its expenses incurred under this Section 9. Dow Jones shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding against which it is indemnified hereunder; provided, however, that Dow Jones shall have no right to control the defense, consent to judgment, or agree to settle any such claim, action or proceeding without the written consent of the Licensee unless Dow Jones waives its right to indemnity hereunder. The Licensee, in the defense of any such claim, action or proceeding, except with the written consent of Dow Jones, shall not consent to entry of any judgment or enter into any settlement which (i) does not include, as an unconditional term, the grant by the claimant to Dow Jones of a release of all liabilities in respect of such claims or (ii) otherwise adversely affects the rights of Dow Jones.

9.2

Notwithstanding Section 9.1, the Licensee shall not have any obligation to indemnify and hold harmless Dow Jones and its affiliates, and their respective officers, directors, members, employees and agents, to the extent that Losses arise out of or relate to (i) a breach by Dow Jones of its representations, warranties or covenants under this Agreement, (ii) the willful or reckless misconduct of any of Dow Jones’ officers, directors, employees or agents acting within the scope of their authority, or (iii) miscalculations or errors in an Index

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

originated by Dow Jones (i.e., not including miscalculations or errors resulting from wrong information received by Dow Jones or from Dow Jones’ lack of information).

9.3	The indemnification provisions set forth herein are solely for the benefit of Dow Jones and are not intended to, and do not, create any rights or causes of actions on behalf of any third party.

10.	Suspension of Performance.

Notwithstanding anything herein to the contrary, neither Dow Jones nor the Licensee shall bear responsibility or liability to each other or to third parties for any Losses arising out of any delay in or interruptions of performance of their respective obligations under this Agreement due to any act of God, act of governmental authority, or act of public enemy, or due to war, the outbreak or escalation of hostilities, riot, fire, flood, civil commotion, insurrection, labor difficulty (including, without limitation, any strike, other work stoppage, or slow-down), severe or adverse weather conditions, power failure, communications line or other technological failure, or other similar cause beyond the reasonable control of the party so affected; provided, however, that nothing in this Section 10 shall affect the Licensee’s obligations under Article II, Section 9.

11.	Injunctive Relief.

In the event of a material breach by a Breaching Party of provisions of this Agreement relating to the Confidential Information or Intellectual Property of the Non-breaching Party, the Breaching Party acknowledges and agrees that damages would be an inadequate remedy and that the Non-breaching Party shall be entitled to preliminary and permanent injunctive relief to preserve such confidentiality or limit improper disclosure of such Confidential Information or Intellectual Property, but nothing herein shall preclude the Non-breaching Party from pursuing any other action or remedy for any breach or threatened breach of this Agreement. All remedies under this Article II, Section 11 shall be cumulative.

12.	Other Matters.

12.1

This Agreement is solely and exclusively between the parties hereto and, except to the extent otherwise expressly provided herein, shall not be assigned or transferred, nor shall any duty hereunder be delegated, by either party, without the prior written consent of the other party, and any attempt to so assign or transfer this Agreement or delegate any duty hereunder without such written consent shall be null and void; provided, however, that any affiliate which, directly or indirectly, Controls, is Controlled by or is under common Control with the Licensee may use the Licensed Indexes and the Dow Jones Marks in connection with the issuance, marketing and promotion of the Products, provided that such affiliate shall enter into a Sublicense Agreement with Dow Jones and Licensee and such affiliate shall be jointly and severally liable to Dow Jones hereunder;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

and, provided, further, that Licensee may assign this Agreement in its entirety to an affiliate which it directly or indirectly Controls, is Controlled by or is under common Control; and provided, further, that Dow Jones may assign this Agreement in its entirety, without the consent of Licensee, in connection with a sale of all or substantially all the assets of Dow Jones Indexes or otherwise to a successor-in-interest to the Dow Jones Indexes’ business unit. This Agreement shall be valid and binding on the parties hereto and their successors and permitted assigns.

12.2	This Agreement, including the Schedules hereto (which are hereby expressly incorporated into and made a part of this Agreement), constitutes the entire agreement of the parties hereto with respect to its subject matter, and supersedes any and all previous agreements between the parties with respect to the subject matter of this Agreement. There are no oral or written collateral representations, agreements or understandings except as provided herein.

12.3	No waiver, modification or amendment of any of the terms and conditions hereof shall be valid or binding unless set forth in a written instrument signed by duly authorized officers of both parties. The delay or failure by any party to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such term, condition, right or privilege, but the same shall continue in full force and effect.

12.4	No breach, default or threatened breach of this Agreement by either party shall relieve the other party of its obligations or liabilities under this Agreement with respect to the protection of the property or proprietary nature of any property which is the subject of this Agreement.

12.5	All notices and other communications under this Agreement shall be (i) in writing, (ii) delivered by hand (with receipt confirmed in writing), by registered or certified mail (return receipt requested), or by facsimile transmission (with receipt confirmed in writing), to the address or facsimile number set forth below or to such other address or facsimile number as either party shall specify by a written notice to the other, and (iii) deemed given upon receipt.

If to Dow Jones:	Dow Jones & Company, Inc.
4300 N. Route 1
South Brunswick, New Jersey 08852
Attn: President/Dow Jones Indexes
Fax No.: 609 520

With a copy to:	Dow Jones & Company, Inc.
4300 N. Route 1
South Brunswick, NJ 08852
Attn: Legal Department
Fax: 609 520 4021

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

If to the Licensee:	Board of Trade of the City of Chicago, Inc.
141 West Jackson Boulevard
Chicago, Illinois 60604
Attn: General Counsel
Fax No. (312) 341-3392

With a copy to:	Chicago Mercantile Exchange Inc.
20 S. Wacker Drive
Chicago, Illinois 60606
Attn: General Counsel
Fax No. (312) 930-3323

12.6	This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction. It is the intent of the parties that the substantive law of the State of New York govern this Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles. Each party agrees that any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement may be brought and prosecuted only in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York in and for the First Judicial Department, and by execution of this Agreement each party hereto submits to the exclusive jurisdiction of such court and waives any objection it might have based upon improper venue or inconvenient forum. Each party hereby waives any right it may have to a jury trial in connection with any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement.

12.7	This Agreement (and any related agreement or arrangement between the parties hereto) is solely and exclusively for the benefit of the parties hereto and their respective successors, and nothing in this Agreement (or any related agreement or arrangement between the parties hereto), express or implied, is intended to or shall confer on any other person or entity (including, without limitation, any purchaser of any Products issued by the Licensee), any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement (or any such related agreement or arrangement between the parties hereto).

12.8	Article II, Section 4, Sections 7.3 and 7.4 (as provided therein), Sections 8.3 and 8.4, 9, 11 and 12 shall survive the expiration or termination of this Agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

12.9	The parties hereto are independent contractors. Nothing herein shall be construed to place the parties in the relationship of partners or joint venturers, and neither party shall acquire any power, other than as specifically and expressly provided in this Agreement, to bind the other in any manner whatsoever with respect to third parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

BOARD OF TRADE OF THE CITY OF CHICAGO, INC.		DOW JONES & COMPANY, INC.

By:	/s/ Craig S. Donohue	By:	/s/ Michael A. Petronella
Name:	Craig S. Donohue	Name:	Michael A. Petronella
Title:	Chief Executive Officer	Title:	President, Dow Jones Indexes

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

INDEX OF ATTACHMENTS

SCHEDULES:

Schedule A	Licensed Indexes
Schedule B	Licensed Marks
Schedule C	License Fees
Schedule D	Disclaimer
Schedule E	Draft Sublicense

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE A. LICENSED INDEXES

1. The following Licensed Indexes are “Exclusively Licensed Indexes”:

1.1	Dow Jones Composite Index

1.2	Dow Jones Industrial Average Index

1.3	Dow Jones Transportation Average Index

1.4	Dow Jones Utility Average Index

2. The following Licensed Indexes are “Non-exclusively Licensed Indexes”:

2.1	Dow Jones Global Indexes listed below

2.2	Dow Jones U.S. Real Estate Index

3. The Dow Jones Global Indexes include:

Licensed Index:	Target Launch Date:

None as of the Effective Date.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE B. DOW JONES MARKS

“Dow Jones Marks” shall mean the following trademarks:

1.	DJGI
2.	DJIA
3.	The Dow
4.	Dow Jones
5.	Dow Jones Composite Index
6.	Dow Jones Global Indexes
7.	Dow Jones Industrial Average
8.	Dow Jones Transportation Average
9.	Dow Jones U.S. Real Estate Index
10.	Dow Jones Utility Average

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE C. LICENSE FEES

Licensee shall pay License Fees in accordance with the following:

1. Exclusively Licensed Indexes

For each Product traded based on an Exclusively Licensed Index, (the “Exclusive Products”) Licensee will pay to Dow Jones, or a Dow Jones affiliate designated by Dow Jones, a License Fee as follows:

(i)	$***** per contract traded (round turn) until the cumulative amount of all License Fees for all contracts with respect to the Exclusive Products in a calendar year equals $*****; and

(ii)	$***** per contract traded (round turn) for such contracts traded after the cumulative amount of all License Fees for all contracts with respect to the Exclusive Products in a calendar year equals $*****.

The fees described in this Schedule C, Sections 1 and 2 shall be the “Per-Contract Fees”.

2. Non-exclusively Licensed Indexes

For each Product traded based on an Non-exclusively Licensed Index, Licensee will pay to Dow Jones, or a Dow Jones affiliate designated by Dow Jones, a License Fee of $***** per contract (round turn).

3. Annual Minimum Fees

The total license fees Licensee shall pay to Dow Jones during the Initial Term of the Agreement shall be at least the amounts listed below. Licensee shall pay to Dow Jones the annual minimum payments set forth below payable quarterly in arrears (each, a “Quarterly Minimum”).

Year	Minimum License Fee
2008	$	*****
2009	$	*****
2010	$	*****
2011	$	*****
2012	$	*****
2013	$	*****
2014	$	*****

During the first Renewal Term, the Per-Contract Fees set forth in sections 1 and 2 of this Schedule C shall remain the same, and during each year of the first Renewal Term, the annual minimum License Fees described in section 3 of this Schedule C shall not exceed $*****.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

4. Payments

The License Fees payable pursuant to this Schedule C shall be determined at the end of each calendar quarter. At such time during any calendar year that the cumulative Per Contract Fees exceed the Quarterly Minimum payment(s) paid thus far in respect of such year, the Licensee will pay Dow Jones (or the Dow Jones affiliate designated by Dow Jones) the excess amount within thirty (30) days after the end of each calendar quarter. Each payment shall be accompanied by a full accounting of the basis for the calculation of the License Fees.

If during any calendar year, the Quarterly Minimum exceeds the actual Per-Contract Fees payable for one or more quarters, then Licensee shall adjust the final quarterly payment for such calendar year to compensate for any over payment in any previous quarter(s). For example, if in 2008 the actual Per-Contract Fees payable for the four quarters were $*****, $*****, $***** and $***** then the quarterly payments would be $***** (the Quarterly Minimum), $***** (the Quarterly Minimum), $***** and $***** ($***** less $*****).

In the event of termination pursuant to the provisions of this Agreement, Licensee shall pay Dow Jones pro rata Quarterly Minimum payment and Per-Contract Fees through the effective termination date.

5. Confidentiality

The terms hereof shall be deemed “Confidential Information” for purposes of this Agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE D. DISCLAIMER

The [Products] are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the [Product(s)] or any member of the public regarding the advisability of trading in the Product(s). Dow Jones’ only relationship to the Licensee is the licensing of certain trademarks and trade names of Dow Jones and of the [INSERT Name of Index(es)J which is determined, composed and calculated by Dow Jones without regard to [the Licensee] or the [Product(s)1, Dow Jones has no obligation to take the needs of [the Licensee] or the owners of the [Product(s)] into consideration in determining, composing or calculating [INSERT Name of Index(es)]. Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the [Product(s)] to be listed or in the determination or calculation of the equation by which the [Product(s)] are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the [Product(s)].

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE [INSERT NAME OF INDEX(ES)] OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY [THE LICENSEE], OWNERS OF THE [PRODUCT(S)], OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE [INSERT NAME OF INDEX(ES)] OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE [INSERT NAMES OF INDEX(ES)] OR ANY DATA INCLUDED THEREIN, WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND [THE LICENSEE].

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE E. SUBLICENSE

This Sublicense Agreement (the “Sublicense Agreement”), dated as of                     , is made by and among                                                               (the “Sublicensee”), Dow Jones & Company, Inc. (“Licensor”), and Chicago Board of Trade, Inc. (“Licensee” or “Sublicensor”).

WITNESSETH :

WHEREAS, pursuant to that certain License Agreement, dated as of                     , by and between Licensor and Licensee (“License Agreement”), Licensor has granted Licensee a license to use certain copyright, trademark and proprietary rights and trade secrets of Licensor (as further described in the License Agreement, the “Intellectual Property”) in connection with the issuance, sale, marketing and/or promotion of certain financial products (as further defined in the License Agreement, the “Products”);

WHEREAS, Sublicensee wishes to issue, sell, market and/or promote the Products and to use and refer to the Intellectual Property in connection therewith; and

WHEREAS, all capitalized terms used herein shall have the meanings assigned to them in the License Agreement unless otherwise defined herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. License. Sublicensor hereby grants to Sublicensee a non-exclusive and non-transferable sublicense to use the Intellectual Property in connection with the issuance, distribution, marketing and/or promotion of the Products (as modified by Appendix A hereto, if applicable).

2. The Sublicensee acknowledges that it has received and read a copy of the License Agreement (excluding Section 3 and Schedule C) and agrees to be bound by all the provisions thereof, including, without limitation, those provisions imposing any obligations on the Licensee (including, without limitation, the indemnification obligations in Section 9 insofar as such obligations arise out of or relate to the Products to be sold, issued, marketed and/or promoted by the Sublicensee).

3. Sublicensee agrees that its obligations under the License Agreement pursuant to Section 2 of this Sublicense Agreement are as principal and shall be unaffected by any defense or claim that Licensee may have against Licensor.

4. This Sublicense Agreement shall be construed in accordance with the laws of the State of New York without reference to or inclusion of the principles of

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

choice of law or conflicts of law of that jurisdiction. It is the intent of the parties that the substantive law of the State of New York govern this Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles. Each party agrees that any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement may be brought and prosecuted only in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York in and for the First Judicial Department, and by execution of this Agreement each party hereto submits to the exclusive jurisdiction of such court and waives any objection it might have based upon improper venue or inconvenient forum. Each party hereto hereby waives any right it may have in the future to a jury trial in connection with any legal action, proceeding controversy or claim between the parties arising out of or relating to this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Sublicense Agreement as of the date first set forth above.

SUBLICENSEE

By:
Title:

LICENSEE

By:
Title:

DOW JONES & COMPANY, INC.

By:	Michael A. Petronella
Title:	President, Dow Jones Indexes